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As filed with the Securities and Exchange Commission on April 28, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6322 South 3000 East, Suite 100 Salt Lake City, Utah 84121 (801) 947-3100	87-0634302
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant's principal executive offices)	(I.R.S. Employer Identification Number)

Overstock.com 2005 Equity Incentive Plan
(Full title of the plan)

Jonathan E. Johnson III
Senior Vice President, Corporate Affairs and Legal
6322 South 3000 East, Suite 100
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Thomas W. Adkins
Bracewell & Giuliani LLP
111 Congress, Suite 2300
Austin, TX 78701

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.0001 par value to be issued pursuant to the Overstock.com, Inc. 2005 Equity Incentive Plan	3,000,000 shares	$35.10	$105,300,000	$12,393.81

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Overstock.com, Inc. 2005 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on April 22, 2005.

PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Information.*

*
The documents containing the information specified in Part I will be sent or given to participants in the Overstock.com, Inc. 2005 Equity Incentive Plan (the "Plan") as specified by Rule 428(b). In accordance with the instructions to Part I of Form S-8, these documents are not being filed and will not be filed with the Securities and Exchange Commission (the "Commission"), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

2

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        1.     The following documents, or portions of documents, previously filed by Overstock.com, Inc. (the "Company") with the Commission are hereby incorporated herein by reference:

        (a)   (i)    Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 16, 2005; and

                (ii)    Current Reports on Form 8-K filed on January 27, 2005, January 27, 2005, February 9, 2005, February 11, 2005, February 24, 2005, March 3, 2005, March 16, 2005, April 22, 2005 and April 28, 2005; and

        (b)   The description of the Company's Common Stock, $.0001 par value, contained in the Registration Statement on Form 8-A filed May 6, 2002, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

        2.     All reports subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        Not Applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law, including circumstances in which indemnification is otherwise discretionary under Delaware law.

        The Company has also entered into agreements with its directors and officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

4.1	Overstock.com, Inc. 2005 Equity Incentive Plan
5.1	Opinion of Bracewell & Giuliani LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)

Item 9. Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 26th day of April 2005.

OVERSTOCK.COM, INC.
By:	/s/ DAVID K. CHIDESTER David K. Chidester Senior Vice President, Finance

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, David K. Chidester and Jonathan E. Johnson III, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK M. BYRNE (Patrick M. Byrne)	President and Chairman of the Board of Directors (Principal Executive Officer)	April 26, 2005
/s/ DAVID K. CHIDESTER (David K. Chidester)	Senior Vice President, Finance (Principal Financial and Accounting Officer)	April 26, 2005
/s/ JOHN J. BYRNE (John J. Byrne)	Vice Chairman of the Board of Directors	April 26, 2005
/s/ GORDON S. MACKLIN (Gordon S. Macklin)	Director	April 26, 2005
/s/ ALLISON H. ABRAHAM (Allison H. Abraham)	Director	April 26, 2005
/s/ JOHN A. FISHER (John A. Fisher)	Director	April 26, 2005

OVERSTOCK.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents
4.1	Overstock.com 2005 Equity Incentive Plan
5.1	Opinion of Bracewell & Giuliani LLP
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (see signature page)

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PART I: INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Information.
PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
OVERSTOCK.COM, INC. REGISTRATION STATEMENT ON FORM S-8 INDEX TO EXHIBITS